EXHIBIT 99.1

LAIDLAW INTERNATIONAL REPORTS SECOND QUARTER FISCAL 2004 RESULTS

NAPERVILLE, IL, April 7, 2004 — Laidlaw International, Inc. (NYSE: LI; TSX: BUS) today announced financial results for its second quarter of fiscal 2004 ended February 29, 2004. As previously reported, the company emerged from bankruptcy protection in June 2003. Accordingly, the results of the second quarter of 2004 presented in this news release are for the reorganized company. All results for the second quarter ended February 28, 2003 are for Laidlaw Inc., the predecessor company. Because of the company’s reorganization, comparisons to the prior year may not be meaningful.

     For the second quarter of fiscal 2004, revenue of $1,162.5 million was up $41.8 million or 3.7% from $1,120.7 million for the prior year period. Revenue grew for each of the company’s operating segments, with the exception of Education services. Education services’ revenue was down slightly as a result of weather related school closures. Net income for the second quarter of 2004 was $0.6 million compared to $16.2 million for the prior year quarter. In the prior year period of the predecessor company, interest expense was not recorded for those liabilities subject to compromise.

     Operating income for the second quarter of 2004 was $41.4 million, benefiting from improved performance from the company’s Greyhound and healthcare segments, as compared to operating income of $34.1 million for the prior year quarter.

     “Our consolidated performance in the quarter was in line with our expectations,” said Kevin Benson, president and chief executive officer of Laidlaw International, Inc. “The improvements in Greyhound’s performance are significant. However, Greyhound’s results were offset by the impact of unusually harsh weather on our school bus operations that will have the effect of moving revenue to the fourth quarter. Our healthcare operations are enjoying good increases, performing to plan and meeting the targets set for improvements in profitability.”

     Second quarter EBITDA (earnings before interest; income taxes; depreciation; amortization; other expenses, net and cumulative effect of change in accounting principle) was $115.1 million as compared to an EBITDA of $109.8 million in the second quarter of 2003. Improvements in Greyhound and the healthcare segments more than offset the effect of a decline in revenue at Education services and an increase of insurance costs at Public Transit. Year to date, EBITDA totaled $265.3 million, an increase of $23.4 million or 9.7% from $241.9 million for the same prior year period.

     Net cash provided by operating activities during the second quarter of 2004 was $146.2 million as compared to net cash provided by operating activities of $72.2 million in the second quarter of 2003. Laidlaw International presents EBITDA, a non-GAAP measure, as a supplemental disclosure to the financial results provided in this news release. EBITDA is commonly used as a measure to evaluate the company’s ability to service or incur debt. A schedule reconciling EBITDA is provided as a supplement to this release.

     As of February 29, 2004, the company had unrestricted cash and cash equivalents of $93.1 million and debt outstanding of $1,233.9 million. Included in the debt outstanding was $60.0 million in cash advances under the company’s revolving credit facility. As of March 31, 2004, all cash borrowings under the revolving credit facility had been fully repaid. Year to date, capital expenditures of $105.1 million were nearly flat as compared to the prior year. For the second quarter of 2004, capital expenditures were $65.8 million as compared to $36.9 million for the prior year quarter.

     “We continue to focus on the development of shareholder value for the longer-term,” said Benson. “Greyhound has now implemented improvements in its day-to-day operations, allowing us to accelerate the development of long-term change. Enhancements to Education services’ current structure are also advancing, building on their experience and background in the industry to develop alternative revenue sources while lowering unit costs. Both of these plans will take some time to perfect and implement, but they have the potential to provide significant shareholder value in the future.”

     The company will hold a conference call hosted by senior management to discuss the financial results on Thursday, April 8, 2004 at 10:00 a.m. (eastern daylight-savings time). A web cast of the conference call will be accessible at Laidlaw International’s website www.laidlaw.com.

To participate in the call, please dial:
877-691-0879 – (US and Canada)
973-582-2745 – (International)

A replay will be available immediately after the conference call through May 8, 2004. To access the replay, dial 877-519-4471 (U.S and Canada) or 973-341-3080 (International); access code: 4564124. Additionally, the web cast will be archived on the company’s website for approximately one month.

Forward-Looking Statements

     Certain statements contained in this press release, including statements regarding the status of future operating results and market opportunities, possible asset dispositions and other statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to; Greyhound Lines’ ability to continue as a going concern; market factors, including competitive pressures and changes in pricing policies; changes in interpretations of existing legislation or the adoption of new legislation; loss of major customers; the significant restrictive covenants in the senior secured credit facility; the ability to continue to satisfy bonding requirements for existing or new customers; volatility in energy costs; the costs and risks associated with litigation; costs related to accident and other claims; potential pension plan funding requirements; the ability to implement initiatives designed to increase operating efficiencies and improve results and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For further risks, uncertainties and contingencies relating to the company, see “Note Regarding Forward-Looking Statements” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in the company’s Form 10-K for the year ended August 31, 2003; “Risk Factors” in the company’s Amendment No.1 to its Registration Statement on Form S-4 and as may be detailed in the Company’s other filings from time to time with the Securities and Exchange Commission.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport, public transit, patient transportation and emergency department management services. The company’s shares trade on the New York Stock Exchange (NYSE: LI) and on the Toronto Stock Exchange (TSX: BUS). For more information, visit our website at www.laidlaw.com.

Contact:
Sarah Lewensohn
Director, Investor Relations
(630) 848-3120

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LAIDLAW INTERNATIONAL, INC.
Consolidated Statements of Operations
( $ in millions except per share amounts )
(unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003*	2004	2003*
Revenue	$1,162.5	$1,120.7	$2,372.8	$2,282.9
Compensation expense	679.1	651.7	1,364.1	1,309.8
Accident claims and professional liability expenses	77.5	73.4	167.1	170.0
Vehicle related costs	68.8	67.1	138.7	133.6
Occupancy costs	51.3	52.6	101.2	101.2
Fuel	45.3	43.5	89.7	87.0
Depreciation	69.1	75.4	145.2	151.6
Amortization	4.6	0.3	9.2	0.5
Other operating costs	125.4	122.6	246.7	239.4

Operating Income	41.4	34.1	110.9	89.8
Interest expense	(34.6)	(6.5)	(67.3)	(13.0)
Other expenses, net	(4.5)	(9.9)	(3.6)	(16.6)

Income before income taxes and cumulative effect of a change in accounting principle	2.3	17.7	40.0	60.2
Income tax expense	(1.7)	(1.5)	(16.8)	(3.0)

Income before cumulative effect of a change in accounting principle	0.6	16.2	23.2	57.2
Cumulative effect of a change in accounting principle	—	—		(2,205.4)

Net income (loss)	$0.6	$16.2	$23.2	$(2,148.2)

Basic earnings (loss) per share
Income before cumulative effect of a change in accounting principle	$0.01	$0.05	$0.23	$0.18
Cumulative effect of a change in accounting principle	—	—	—	(6.77)

Net income (loss)	$0.01	$0.05	$0.23	$(6.59)

Diluted earnings (loss) per share
Income before cumulative effect of a change in accounting principle	$0.01	$0.05	$0.23	$0.18
Cumulative effect of a change in accounting principle	—	—	—	(6.77)

Net income (loss)	$0.01	$0.05	$0.23	$(6.59)

* Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.

LAIDLAW INTERNATIONAL, INC.
Operating Highlights
( $ in millions )
(unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003*	2004	2003*
Revenue
Education services	$394.8	$400.8	$850.5	$857.0
Public Transit services	72.5	68.6	144.6	139.2
Greyhound	294.3	281.7	581.4	556.1
Healthcare Transportation services	262.4	252.0	524.4	499.5
Emergency Management services	138.5	117.6	271.9	231.1

Consolidated	$1,162.5	$1,120.7	$2,372.8	$2,282.9

EBITDA
Education services	$75.7	$79.3	$185.2	$185.9
Public Transit services	(4.8)	1.8	(4.3)	1.7
Greyhound	12.1	3.9	22.7	2.4
Healthcare Transportation services	22.4	18.2	41.4	37.3
Emergency Management services	9.7	6.6	20.3	14.6

Consolidated	$115.1	$109.8	$265.3	$241.9

EBITDA margins
Education services	19.2%	19.8%	21.8%	21.7%
Public Transit services	-6.6%	2.6%	-3.0%	1.2%
Greyhound	4.1%	1.4%	3.9%	0.4%
Healthcare Transportation services	8.5%	7.2%	7.9%	7.5%
Emergency Management services	7.0%	5.6%	7.5%	6.3%
Consolidated	9.9%	9.8%	11.2%	10.6%

Net Capital Expenditures	65.8	36.9	105.1	104.5

EBITDA, a non-GAAP financial measure, represents earnings before interest; income taxes; depreciation; amortization; other expenses, net and cumulative effect of a change in accounting principle.

EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding its ability to service or incur debt.

* Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.

LAIDLAW INTERNATIONAL, INC.

Reconciliation of Non-GAAP Financial Measures
( $ in millions )
(unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003*	2004	2003*
EBITDA, as reported	$115.1	$109.8	$265.3	$241.9
Cash paid for interest	(39.2)	(1.9)	(59.4)	(13.2)
Cash received (paid) for income taxes	10.1	(0.6)	11.2	(1.6)
Increase in claims liability and professional liability reserves	28.7	20.0	34.5	48.7
Cash provided by (used in) financing other working capital items	33.3	(26.8)	(156.3)	(170.6)
Decrease (increase) in restricted cash and cash equivalents	(0.6)	(21.9)	0.6	(33.0)
Other	(1.2)	(6.4)	(1.3)	(8.1)

Net cash provided by operating activities	$146.2	$72.2	$94.6	$64.1

EBITDA, a non-GAAP financial measure, represents earnings before interest; income taxes; depreciation; amortization; other expenses, net and cumulative effect of a change in accounting principle.

EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding its ability to service or incur debt.

* Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.